Exhibit 10.34

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT to EMPLOYMENT AGREEMENT, dated effective as of February 26, 2010 (the “Amendment”), is made by and between by and between Deer Valley Homebuilders, Inc., an Alabama corporation, whose principal place of business is located at 205 Carriage Street, Guin Alabama 35563 (the “Company”) and Joel Stephen Logan, II (the “Employee”), an individual currently residing at the address set forth on the signature page to this Amendment.

BACKGROUND INFORMATION

Company and Employee entered into an Employment Agreement (the “Employment Agreement”) on January 18, 2006. The parties now wish to extend the term of employment and the non-compete period for an additional two (2) years. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

OPERATIVE PROVISIONS

1. Amendment to Section 1. Effective as of the date of this Amendment, Section 1 of the Employment Agreement is amended by deleting Section 1 in its entirety, and by substituting, in lieu thereof, the following:

“The Company hereby employs Employee and the latter hereby accepts employment by the Company commencing on January 18, 2006 (the “Commencement Date”) and ending seven (7) years later on January 18, 2013 (the “Term”).

2. Amendment to Section 5(b). Effective as of the date of this Amendment, Section 5(b) is amended by deleting Section 5(b) in its entirety and by substituting, in lieu thereof, the following:

“Non-compete. Employee agrees and covenants that Employee shall not, directly or indirectly, anywhere within any state in which the Company conducts its business (the “Restricted Territory”) for a period from the date of this Amendment and ending on January 18, 2013: (a) form, acquire, finance, assist, support, or become associated as an employee, agent, partner, shareholder, coventurer or otherwise, directly or indirectly, with, or engage in, a Competitive Business (as defined below); (b) for the purpose of conducting or engaging in any Competitive Business, call upon, solicit, advise or otherwise do, or attempt to do business with any suppliers, Customers or accounts of the Company or take away or interfere or attempt to interfere with any customer, trade, business or patronage of the Company; or (c) interfere with or attempt to interfere with or hire any officers, employees, representatives or agents of the Company, or any of the Company’s subsidiaries or Affiliates, or induce or attempt to induce any of them to leave the employ of the Company or any of the Company’s subsidiaries or Affiliates, or violate the terms of their contract with any of them. Employee shall not use or disclose, after the date hereof, any proprietary information or know-how of the Company in any Competitive Business.”

3. Ratification of Employment Agreement. The terms and conditions of the Employment Agreement that have not been modified by this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of this 26th day of February, 2010.

“Company”

DEER VALLEY HOMEBUILDERS, INC.

By:	/s/ John Steven Lawler
Name:
Its:

“Employee”

/s/ Joel Stephen Logan, II
Joel Stephen Logan, II , individually

Address:

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